Exhibit 4.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

CARA THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of October 15, 2020 by and between CARA THERAPEUTICS, INC., a corporation organized and existing under the laws of Delaware and having an office located at offices at 4 Stamford Plaza,107 Elm Street, 9th Floor Stamford, CT 06902, USA (the “Company”), and VIFOR (INTERNATIONAL) LTD., a corporation organized and existing under the laws of Switzerland and having an office located at Rechenstrasse 37, CH-9014 St. Gallen, Switzerland (“Purchaser”).  The Company and Purchaser may be referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, in connection with that certain License Agreement entered into by the Company and Vifor Pharma Group Ltd.(“Vifor”) concurrently with this Agreement (the “License Agreement”), the Company desires to enter into this agreement to sell and issue to Purchaser, and Purchaser desires to purchase and acquire, equity securities of the Company, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, IT IS AGREED between the Parties as follows:

1.         Purchase and Sale of Securities.  Purchaser hereby agrees to purchase and acquire from the Company, and the Company hereby agrees to sell and issue to Purchaser:

(a)        On the date hereof, an aggregate of 2,939,552 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $17.0094, for an aggregate purchase price of fifty million U.S. dollars ($50,000,000).  The closing of such purchase and sale of the Common Stock pursuant to this clause (a) (the “Initial Closing”), including payment for and delivery of the Common Stock, shall occur simultaneously with the execution of this Agreement on the date hereof at the offices of the Company, or at such other time and place as the Parties may mutually agree (including remotely via the exchange of electronic signatures).

(b)       Upon the achievement of the Approval Milestone as set forth in Section 6.3(a) of the License Agreement (the “Approval Milestone”), an additional number of shares of Common Stock equal to an aggregate purchase price of fifty million U.S. dollars ($50,000,000) divided by a purchase price per share equal to 120% of the average of the closing trading price of the Company’s Common Stock on the primary trading market for the 30 trading day period ending on the date immediately prior to the achievement of the Approval Milestone.  The closing of such purchase and sale of the Common Stock pursuant to this clause (b) (the “Additional Closing” and the Initial Closing, each a “Closing”), including payment for and delivery of the Common Stock, shall occur at the offices of the Company within five business days following the later of (i) the achievement of the Approval Milestone and (ii) if required by applicable law, the expiration or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED

BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) applicable to the consummation of the Additional Closing, or at such other time and place as the Parties may mutually agree. The Common Stock to be sold and issued in accordance with the terms of this Agreement at each Closing is referred to herein as the “Securities.”  The purchase price for the Securities shall be payable in cash by wire transfer of immediately available funds.

(c)       At each Closing, the Company shall issue or deliver to the Purchaser evidence of a book entry position evidencing the Securities purchased by the Purchaser hereunder, registered in the name of the Purchaser, representing the Securities to be purchased by the Purchaser at the Closing against payment of the purchase price for the Securities.

2.         Limitations on Transfer.  Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Securities except in compliance with applicable securities laws.  Purchaser hereby agrees that, without the prior written consent of the Company, Purchaser will not, and will not cause any direct or indirect affiliate of Purchaser to, during the period beginning on the date of this Agreement and ending at the close of business on the earlier of October 15, 2022 or the date that the Company publicly discloses the receipt of a complete response letter from the U.S. Federal Drug Administration with respect to the Company’s new drug application of CR-845 in I.V. form (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof or acquired prior to the end of the Restricted Period (collectively with the Common Stock, “Lock-Up Securities”), except any such sale, option or contract by and between Purchaser and one of its affiliates (including Vifor or Vifor Fresenius Medical Care Renal Pharma Ltd.), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.

3.         Restrictive Legends. All certificates and/or transfer agent book entry positions representing the Securities initially shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the Parties hereto):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

ACT OR A CUSTOMARY OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.         Company Representations.  In connection with the purchase and sale of the Securities, the Company represents and warrants to Purchaser, as of the date hereof, the following:

(a)       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction where it conducts business and has all necessary corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(b)       The Company has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions.  All action on the Company’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(c)        The execution, delivery and performance of this Agreement and the sale of the Securities by the Company do not violate any (i) federal, state or local law, statute, ordinance, rule, regulation or published guidelines promulgated by, or any order, decree or judgement issued by, any governmental or regulatory authority to which the Company or any of the assets owned or used by the Company is subject, (ii) any of the provisions of the Company’s organizational documents or any resolution adopted by the Company’s Board of Directors (or any committee thereof) or stockholders, or (iii) any material agreement or other instrument or arrangement to which the Company is subject.  No consent, order, authorization, approval, declaration or filing, including with or to any governmental or regulatory authority, is required on the part of the Company for or in connection with the execution, delivery or performance of this Agreement, other than (i) the filing of a Current Report on Form 8-K pursuant to Items 1.01 and/or 3.02 thereof and a Notice of Sale of Securities on Form D with the Securities and Exchange Commission (the “SEC”), and (ii) such consents, orders, authorizations, approvals, declarations or filings as have been already been made or obtained.

(d)       There are no pending actions, suits, proceedings, arbitrations, writs, judgments, decrees, injunctions or similar orders of any governmental or regulatory authority (in each case whether preliminary or final), hearings, assessments with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any governmental or regulatory authority (collectively, “Actions”), and, to the knowledge of the Company, no natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business association, trust, union, association or other governmental or regulatory authority has threatened to commence any Action, in each case that challenges, or has the effect of preventing, making illegal or otherwise materially interfering with, the issuance of the Securities to Purchaser as contemplated by this Agreement.

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(e)        The Company has not retained any broker in connection with the issuance of the Securities to Purchaser contemplated by this Agreement.  Purchaser has no, and will have no, obligation to pay any brokers’, finders’, investment bankers’, financial advisors’ or similar fees in connection with the issuance of the Securities to Purchaser pursuant to this Agreement by reason of any action taken by or on behalf of the Company.

(f)        The Common Stock has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, free and clear of all liens, charges, claims, security interests, encumbrances, preemptive rights, rights of first refusal or similar restrictions.  Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)        The authorized capitalization of the Company consists of 5,000,000 shares of Preferred Stock, par value $0.001, of which no shares are issued and outstanding, and 100,000,000 shares of Common Stock, par value $0.001, of which 46,864,405 shares were issued and outstanding as of June 30, 2020.  The Company has not issued any capital stock since the date it filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (the “Most Recent 10-Q”), other than in connection with the exercise of options or the vesting of restricted stock awards or similar securities, in each case to the extent disclosed in the footnotes to the financial statements included in the Most Recent 10-Q or awarded in the ordinary course of business since June 30, 2020.  Other than the options, restricted stock awards or similar securities to the extent disclosed in the footnotes to the financial statements included in the Most Recent 10-Q or awarded in the ordinary course of business since June 30, 2020, the Company has no outstanding options, restricted stock awards or other rights to subscribe for, or securities convertible into or exchangeable for, shares of Common Stock (or securities convertible into or exchangeable therefor).  Except for the Investors’ Rights Agreement, the Company is not a party to any stockholders or stock voting agreement with any other person.

(h)        Since January 1, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to have been filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)          The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent

4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

restatement).  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal and recurring  year-end audit adjustments.

(j)         Except as specifically disclosed in the SEC Reports filed prior to the date hereof, (i) since the date of the Most Recent 10-Q, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined below), and (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with the Company’s past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC.

For purposes of this Agreement, the term “Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate, has had or is reasonably likely to have (i) a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to timely perform its obligations under, or timely consummate any of the transactions contemplated by, this Agreement or the License Agreement, except to the extent that any such change, event or occurrence results from or arises out of changes occurring after the filing date of the Most Recent 10-Q in general legal, regulatory, political, economic or business conditions or changes in GAAP or interpretations thereof occurring after such date that, in each case, generally affect the biotechnology or biopharmaceutical industries and have not had or would not be reasonably likely to have a disproportionate effect on the Company and its subsidiaries compared to other participants in the biotechnology or biopharmaceutical industries.

5.         Investment Representations.  In connection with the purchase and sale of the Securities, Purchaser represents and warrants to the Company, as of the date hereof and each Closing, the following:

(a)        Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)        Purchaser understands that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser also understands

5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.  Purchaser hereby represents and warrants, as of the date hereof, as follows:

(i)         Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered for resale pursuant to the Securities Act, or an exemption from registration is available.  Purchaser understands that the Company has no present intention of registering the resale of the Securities on behalf of Purchaser or any other person.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.  Purchaser acknowledges that Purchaser has no need for liquidity in connection with Purchaser’s purchase hereunder.

(ii)        Purchaser is acquiring the Securities for its own account for investment only, and not with a view towards any distribution of the Securities.

(iii)     Purchaser represents that by reason of its business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Purchaser recognizes that purchase of the Securities involves a substantial degree of risk and may result in the total loss of investment.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(iv)       Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(v)        Purchaser has received and read materials that describe the Company’s presently proposed business and products and the markets therefore and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

(vi)       Purchaser acknowledges and agrees that the Securities constitute “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring

6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(vii)      Neither Purchaser nor any of its Rule 506(d) Related Parties is subject to a “bad actor” disqualifying event described in Rule 506)(d)(1)(i)-(viii) of the Securities Act.  For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

6.         Registration Rights.  In the event that the Purchaser holds Registrable Securities (as such term is defined in the form of registration rights agreement attached hereto as Exhibit A) as of October 15, 2022, at the request of the Purchaser, the Company and the Purchaser shall enter into a registration rights agreement, in the form attached hereto as Exhibit A.

7.         Facilitation of Sales Pursuant to Rule 144.  The Company shall (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof, (b) use commercially reasonable efforts to file in a timely manner all SEC Reports required to be filed by it, and (c) furnish to Purchaser, so long as Purchaser holds any Common Stock, upon Purchaser’s request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act of 1933, as amended and the Exchange Act and (ii) such other information as may be reasonably requested in availing Purchaser of any rule or regulation of the SEC that permits the selling of any Company securities without registration.

8.         Regulatory Approvals.  If required by applicable law, the Company and the Purchaser shall cooperate with each other and use (and shall cause their respective affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement to consummate and make effective the transactions contemplated by this Agreement, including the Additional Closing, as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental entity in order to consummate the transactions contemplated by this Agreement, including, within [***] after receiving the Approval Milestone, filing a Notice and Report Form with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act.

9.         Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.  Subject to compliance with all securities laws and regulations, it is agreed that Purchaser may transfer the Securities to its affiliate Vifor or to Vifor Fresenius Medical Care Renal Pharma Ltd., provided that, in connection with such transfer. Purchaser must assign this Agreement to Vifor or Vifor Fresenius Medical Care Renal Pharma Ltd. (as applicable), and Vifor or Vifor Fresenius Medical Care Renal Pharma Ltd. (as applicable) must agree in a writing provided to the Company that Vifor or Vifor Fresenius Medical Care Renal

7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Pharma Ltd. (as applicable) accepts such assignment and is bound by the obligations of this Agreement as the Purchaser.

10.       Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Parties agree that any action brought by either Party to interpret or enforce any provision of this Agreement shall be brought in, and each Party hereby submits to the jurisdiction and venue of, the New York State Supreme Court or the federal district court, in each case sitting in the Borough of Manhattan, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom).

11.       Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH PARTY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.       Notices.  Any notice, demand or request given by either Party pursuant to this Agreement shall be in writing and shall be deemed given when delivered in accordance with Section 12.3 of the License Agreement.

13.       Further Execution.  The Parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

14.       Limitations on Liability.  THE COMPANY WILL NOT BE LIABLE TO PURCHASER OR ANY AFFILIATE OF PURCHASER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  Further, the maximum liability of the Company to Purchaser or any of its affiliates with respect to any breach of any warranty or other obligation of Company under this Agreement shall not exceed [***] in the aggregate.

15.       Entire Agreement; Amendment.  This Agreement, together with the License Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.  This

8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the Parties hereto.

16.       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

17.       Counterparts.  This Agreement may be executed and delivered (including by facsimile or portable document format (“.pdf”)) in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

CARA THERAPEUTICS, INC.

By: /s/ Derek Chalmers

Name: Derek Chalmers

Title: Chief Executive Officer

PURCHASER:

VIFOR (INTERNATIONAL) LTD.

By: /s/ Stefan Schulze

Name:  Stefan Schulze

Title:  Chief Executive Officer

By: /s/ Dr. Christoph Springer

Name:  Dr. Christoph Springer

Title:  Chief Strategy Officer

[Signature Page to Cara Therapeutics, Inc.—Securities Purchase Agreement]

9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of the [__]th day of [_____], 202[_], by and between Cara Therapeutics, Inc., a Delaware corporation (the “Company”), and Vifor (International) Ltd., an entity formed under the laws of Switzerland, located at Rechenstrasse 34, 9014 t. Gallen, Switzerland (including any permitted transferee pursuant to Section 2.14, the “Investor”).

WHEREAS, the Investor has acquired Common Stock of the Company pursuant to a Securities Purchase Agreement, dated as of October 15, 2020 (the “SPA”); and

WHEREAS, as an inducement to the Investor to complete the transaction contemplated by the SPA, the Company has agreed that, under certain circumstances, the Company shall upon request of the Investor enter into this agreement to provide certain registration rights in respect of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereto agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1          “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager, member or committee member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.  Company and Investor  acknowledge and agree that Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”) shall be considered an “Affiliate” of Investor for the purposes of this Agreement so long as it meets the definition set forth in this Section 1.1 and/or Investor retains at least a 50% interest in the income of VFMCRP.

1.2          “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3          “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5          “Excluded Registration” means a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6          “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.7          “License Agreement” means that certain License Agreement entered into between the Company and Investor as of October 15, 2020.

1.8          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.9          “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.10        “Registrable Securities” means (i) the Common Stock issued pursuant to the SPA; (ii) any securities issued or issuable, directly or indirectly, with respect to, on account of or in exchange for the shares referenced in clause (i) above, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise; and (iii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referenced in clauses (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by the Investor in a transaction in which the rights under Section 2 hereof are not assigned or any securities for which registration rights have terminated pursuant to Section 2.16 hereof. In addition, securities shall cease to be considered Registrable Securities at such time as the Investor may freely sell such securities pursuant to SEC Rule 144 without regard to the volume limitations, public information requirement and manner of sale provisions thereof.

1.11        “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation dated February 5, 2014.

1.12        “Restricted Period” means the period beginning on the date of this Agreement and ending on the earlier of (i) October 15, 2022 and (ii) the date that the Company publicly discloses the receipt of a complete response letter from the U.S. Federal Drug Administration with respect to the Company’s new drug application of CR-845 in I.V. form; provided, however, that the Company may waive such Restricted Period at any time.

1.13        “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.15(b) hereof.

1.14        “SEC” means the Securities and Exchange Commission.

1.15        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.16        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.17        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor, except as provided in Section 2.8.

2.            Registration Rights.

The Company covenants and agrees as follows:

2.1          Demand Registration.

(a)          If at any time after the Restricted Period or the waiver thereof, the Company receives a request from the Investor that the Company effect a registration with respect to all or a part of the Registrable Securities owned by the Investor, then the Company shall (i) as soon as practicable, and in any event within [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

after the date such request is given by the Investor, file a registration statement under the Securities Act and (ii) use its commercially reasonable efforts to effect, at the earliest practicable date, such registration as would permit or facilitate the disposition (in accordance with the intended methods of disposition) of all of the Investor’s Registrable Securities as are specified in such request, subject to the limitations in Section 2.1(b).

(b)          Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for the applicable registration statement to become effective at such time because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer the filing of such registration statement for a period of not more than [***] after the request of the Investor is given; provided, however, that the Company may not invoke this right more than [***] period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such [***] period other than pursuant to an Excluded Registration.

(c)          The Company shall not be obligated to effect any registration pursuant to this Section 2.1 (i) if the shares of Registrable Securities proposed to be registered for resale on behalf of the Investor may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3; (ii) if the Investor proposes to sell Registrable Securities at an aggregate price to the public (net of Selling Expenses) of less than [***]; (iii) if the Company has, within the [***] period preceding the date of such request, already effected [***] registrations for the Investor pursuant to this Section 2.1 and/or Section 2.3.

(d)          A registration shall not be counted as “effected” for purposes of this Section 2.1 (i) if the applicable registration statement is withdrawn without becoming effective; provided, however, that if such withdrawal was at the request of the Investor and the Investor elects not to pay the registration expenses therefor and forfeits its right to [***] demand registration statement pursuant to Section 2.8, such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1 and Section 2.3; (ii) if the registration statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such registration statement for the period required pursuant to Section 2.6(a); (iii) if, after it has become effective, such registration statement is subject to any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by the Investor and has not thereafter become effective; or (iv) if the Company does not include in the applicable registration statement all Registrable Securities held by the Investor that are required by the terms of this Section 2.1 to be included in such registration statement.

2.2          [Reserved].

2.3          Form S-3 Registration.

(a)          If at any time after the Restricted Period or the waiver thereof, the Company qualifies to use Form S-3 for the registration of the resale of its Common Stock on behalf of a selling stockholder and the Company receives a request from the Investor that the Company effect a registration with respect to all or a part of the Registrable Securities owned by the Investor, then the Company shall (i) as soon as practicable, and in any event within [***] after the date such request is given by the Investor, file a registration statement on Form S-3 under the Securities Act and (ii) use its commercially reasonable efforts to effect, at the earliest practicable date, such registration as would permit or facilitate the disposition (in accordance with the intended methods of disposition) of all of the Investor’s Registrable Securities as are specified in such request, subject to the limitations in Section 2.3(b).

(b)          Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for the applicable

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

registration statement to become effective at such time because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer the filing of such registration statement for a period of not more than [***] after the request of the Investor is given; provided, however, that the Company may not invoke this right more than [***] in any [***] period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such [***] period other than pursuant to an Excluded Registration.

(c)          The Company shall not be obligated to effect any registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Investor; (ii) if the Investor proposes to sell Registrable Securities at an aggregate price to the public (net of Selling Expenses) of less than [***]; (iii) if the Company has, within the [***] period preceding the date of such request, already effected [***] registrations for the Investor pursuant to this Section 2.3 and/or Section 2.1.

(d)          A registration shall not be counted as “effected” for purposes of this Section 2.3 (i) if the applicable registration statement is withdrawn without becoming effective; provided, however, that if such withdrawal was at the request of the Investor and the Investor elects not to pay the registration expenses therefor and forfeits its right to [***] demand registration statement pursuant to Section 2.8, such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.3 and Section 2.1; (ii) if the registration statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such registration statement for the period required pursuant to Section 2.6(a); (iii) if, after it has become effective, such registration statement is subject to any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by the Investor and has not thereafter become effective; or (iv) if the Company does not include in the applicable registration statement all Registrable Securities held by the Investor that are required by the terms of this Section 2.3 to be included in such registration statement.

2.4          [Reserved].

2.5          [Reserved].

2.6          Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

(a)          as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective for a period of up to [***] or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such [***] period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such [***] period shall be extended for up to [***] (or such longer period as may be requested by the Investor, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, and (iii) such [***] period shall be extended for a period of time equal to the duration of any Suspension Period pursuant to Section 2.10;

(b)          as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          (i) at least [***] prior to the anticipated filing of a registration statement or any related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

before using any issuer free writing prospectus, furnish to the Investor and the Investor’s counsel, copies of all such documents proposed to be filed, (ii) use its commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Investor or its counsel reasonably shall propose within [***] of receipt of such copies by the Investor and (iii) not file any registration statement or any related prospectus or any amendment or supplement thereto containing information regarding the Investor to which the Investor objects;

(d)          furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition of its Registrable Securities;

(e)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)           in the event of any underwritten public offering of Registrable Securities, enter into an perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(g)          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)           promptly make available for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant, or agent in connection with any such registration statement; and

(j)           as promptly as reasonably practicable, notify the Investor:  (i)(A) when a registration statement, any amendments and supplements to such registration statement, any prospectus or any prospectus supplement used in connection with such registration statement, or any free writing prospectus is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such registration statement and whenever the SEC comments on such registration statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to the Investor, other than information that the Company determines in good faith would constitute material non-public information that is not already in the possession of the Investor); and (C) of the time when such registration statement, or any post-effective amendment thereto, has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; (ii) of any request by the SEC that the Company amend or supplement such registration statement or prospectus; (iii) of the issuance by the SEC or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) if the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects as of the date such representations and warranties are made; and (vi) of the occurrence of any event that makes any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

passage of time, such registration statement, prospectus or other document requires revisions so that, in the case of such registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, or when any issuer free writing prospectus includes information that may conflict with the information contained in such registration statement or prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

2.7          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Investor’s Registrable Securities.

2.8          Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed [***], of one counsel for the Investor, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses), unless the Investor elects to forfeit its right to one registration pursuant to Section 2.1 and Section 2.3; provided further that if, at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then the Investor shall not be required to pay any of such expenses and shall not forfeit its right to one registration pursuant to Section 2.1 and  Section 2.3.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Investor.

2.9          Delay of Registration.  The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10        Suspension Period. Notwithstanding any other provision of this Section 2, (i) if an event occurs as a result of which a registration statement covering Registrable Securities and any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the registration statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder; (ii) upon issuance by the SEC of a stop order suspending the effectiveness of any registration statement with respect to Registrable Securities or the initiation of proceedings with respect to such registration statement under Section 9(d) or 8(e) of the Securities Act; (iii) if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to remain effective at such time because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) otherwise render the Company unable to comply with requirements under the Securities Act or Exchange Act; or (iv) if the Company is actively employing in good faith commercially reasonable efforts to pursue a primary underwritten offering of capital stock of the Company pursuant to a registration statement, then the Company shall have the right to suspend the use by the Investor of any such registration statement for a period of not more than [***] (the “Suspension Period”); provided, however, that the Company may not invoke this right more than [***] in any [***] period; and provided further that the Company shall not effect any new registration of securities for its own account or that of any other stockholder during such Suspension Period other than pursuant to an Excluded Registration.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

2.11        Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, and each such underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.11(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, any such underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, the Investor, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.11(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.11(b) exceed the proceeds from the offering (net of any Selling Expenses) received by the Investor, except in the case of fraud or willful misconduct by the Investor.

(c)          Promptly after receipt by an indemnified party under this Section 2.11 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.11, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.11, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.11.

(d)          The foregoing indemnity agreements of the Company and the Investor are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.11, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Section 2.11(e), when combined with the amounts paid or payable by the Investor pursuant to Section 2.11(b), exceed the proceeds from the offering (net of any Selling Expenses) received by the Investor, except in the case of willful misconduct or fraud by the Investor.

(f)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Section 2.11 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.12        Reports Under Exchange Act.  With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)          make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          furnish to any the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration  or pursuant to such Form S-3 (at any time the Company so qualifies to use such form).

2.13        [Reserved].

2.14        Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by the Investor to a transferee of such Registrable Securities that is an Affiliate of the Investor (including Vifor Fresenius Medical Care Renal Pharma Ltd.); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of this Section 2.14.

2.15        Restrictions on Transfer.

(a)          The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement and the SPA, which conditions are intended to ensure compliance with the provisions of the Securities Act.  Upon transfer, the Investor will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)          Each certificate representing the Registrable Securities (unless otherwise permitted by the provisions of Section 2.15(c)) be stamped or otherwise imprinted with a legend in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR A CUSTOMARY OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.15.

(c)          The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Investor shall give notice to the Company of the Investor’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Investor shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Investor to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which the Investor transfers Restricted Securities to an Affiliate of the Investor for no consideration;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

provided that each transferee agrees in writing to be subject to the terms of this Section 2.15(c).  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.15(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.16        Termination of Registration Rights.  The right of the Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.3 shall terminate upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate, or the date that the Investor no longer holds Registrable Securities.

3.            Miscellaneous.

3.1          Successors and Assigns.  The Investor hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by the Investor to any Person to which Registrable Securities are transferred by the Investor pursuant to Section 2.14; provided that such assignment of rights shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2          Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

3.3          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4          Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5          Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Company and the Investor at the addresses specified in Section 12.3 of the License Agreement.

3.6          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor; provided that the Company may in its sole discretion waive compliance with Section 2.15(c) (and the Company’s failure to object promptly in writing to a proposed assignment allegedly in violation of Section 2.15(c) shall be deemed to be a waiver).  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7          Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8          [Reserved].

3.9         Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10        Dispute Resolution.  Any unresolved controversy or claim arising out of or relating to this Agreement, except (i) as otherwise provided in this Agreement, or (ii) for any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within [***] after names of potential arbitrators have been proposed by [***], then by [***] arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who [***] chosen by [***].  The arbitration shall take place in [***], in accordance with [***] rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows: [***].  Depositions shall be conducted in accordance with [***], the [***] shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.  Each party will bear its own costs in respect of any disputes arising under this Agreement.

3.11        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties have executed Registration Rights Agreement as of the date first written above.

CARA THERAPEUTICS, INC.

By:
Name:
Title:

VIFOR (INTERNATIONAL) LTD.

By:
Name:
Date:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.